Exhibit 99.1

NEWS RELEASE Lakes Entertainment, Inc. 130 Cheshire Lane Minnetonka, MN 55305 952-449-9092 952-449-9353 (fax) www.lakesentertainment.com (LACO)

FOR FURTHER INFORMATION CONTACT:

Timothy J. Cope 952-449-7030
FOR IMMEDIATE RELEASE:
Tuesday, November 15, 2005
LAKES ENTERTAINMENT, INC. ANNOUNCES
TERMINATION OF BUSINESS RELATIONSHIP WITH KICKAPOO TRIBE
     Minneapolis, November 15, 2005 — Lakes Entertainment, Inc. (LACO) announced today that as of November 10, 2005, the Kickapoo Traditional Tribe of Texas (“Tribe”) and Lakes have terminated their business relationship. Lakes was assisting the Tribe under a Gaming Operations Consulting Agreement in connection with improving performance of the Tribe’s gaming operations conducted at the Kickapoo Lucky Eagle Casino in Eagle Pass, Texas. For its consulting services, Lakes was to receive $100 per month for 84 months, payment of which was deferred for one year. Lakes had also planned to manage the existing facility under a Management Contract subject to regulatory approval, and was to receive approximately 30% of total net profits in excess of $12,000,000 for each 12 month period for a seven year term. “We had different ideas on how to improve the performance of the casino,” stated Tim Cope, President of Lakes, “so this decision is beneficial to both parties as we move forward.”
About Lakes Entertainment
     Lakes Entertainment, Inc. currently has development and management agreements with five separate Tribes for new casino operations in Michigan, California and Oklahoma, a total of eight separate casino sites. In addition, Lakes has announced plans to develop a company owned casino resort project in Vicksburg, Mississippi. The Company also owns approximately 62% of WPT Enterprises, Inc. (Nasdaq “WPTE”), a separate publicly held media and entertainment company principally engaged in the development, production and marketing of gaming themed televised programming including the World Poker Tour television series, the licensing and sale of branded products and the sale of corporate sponsorships.

     The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, the relisting of Lakes’ common stock on The Nasdaq Stock Market, the SEC staff comments that question various aspects of Lakes’ financial statements, which comments have not yet been resolved; possible delays in completion of Lakes’ casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; Lakes operates in a highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; possible need for future financing to meet Lakes’ expansion goals; risks of entry into new businesses; reliance on Lakes’ management; the fact that the WPT shares held by Lakes are currently not liquid assets, and there is no assurance that Lakes will be able to realize value from these holdings equal to the current or future market value of WPT common stock. There are also risks and uncertainties relating to WPT that may have a material effect on the Company’s consolidated results of operations or the market value of the WPT shares held by the Company, including WPT’s significant dependence on the Travel Channel as a source of revenue; the potential that WPT’s television programming will fail to maintain a sufficient audience; the risk that competitors with greater financial resources or marketplace presence might develop television programming that would directly compete with WPT’s television programming; the risk that WPT may not be able to protect its entertainment concepts, current and future brands and other intellectual property rights; risks associated with future expansion into new or complementary businesses; the termination or impairment of WPT’s relationships with key licensing and strategic partners; and WPT’s dependence on its senior management team. For more information, review the Company’s filings with the Securities and Exchange Commission.